UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

58 West Buffalo Road, Suite 200
Chandler, AZ 85225
 (Address of principal executive offices) (zip code)

(866) 622-4261
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06                     Material Impairments

On February 28, 2014, the management of Mobivity Holdings Corp. (the “Company”) concluded that the Company is required under U.S. generally accepted accounting principles to record a non-cash impairment charge of approximately $1.71 million as of December 31, 2013 related the Company’s assets acquired from Front Door Insights, LLC (“FDI”) and Sequence, LLC (“Stampt”) in May 2013.

For the three months ended December 31, 2013, the Company revenues reached approximately $944,000 with a loss from operations (before non-cash impairment charges, depreciation, amortization, and share based compensation) of approximately $1,072,910.

The impairment charge involves the write-down of goodwill and intangible assets, such as contracts, technology, and trade names. The determination that impairment was required was based on the result of reduced assumptions for five year cash flows for each acquisition, in accordance with US generally accepted accounting principles.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY HOLDINGS CORP.

March 3, 2014	By: /s/ Dennis Becker
Dennis Becker,
Chief Executive Officer